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                             Joint Filing Agreement

        The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of Common Stock of Four Media Company is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: January 25, 1999

                                                WARBURG, PINCUS EQUITY
                                                  PARTNERS, L.P.

                                                By:    Warburg, Pincus & Co.,
                                                       General Partner

                                                By:    /s/ Stephen Distler
                                                       ------------------------
                                                           Partner

                                                WARBURG, PINCUS & CO.

                                                By:    /s/ Stephen Distler
                                                       ------------------------
                                                       Partner

                                                E.M. WARBURG, PINCUS & CO., LLC

                                                By:    /s/ Stephen Distler
                                                       ------------------------
                                                       Managing Director